Exhibit 99.1

Sbarro, Inc. Announces Results of

Operations for the Second Quarter and Six Months Ended July 1, 2007

Melville, New York – August 15, 2007 - Sbarro, Inc. (the “Company”) announced today results of operations for the second quarter and six months ended July 1, 2007. The Company’s detailed results are included in its Quarterly Report on Form 10-Q, which was filed with the SEC on August 14, 2007.

On January 31, 2007, MidOcean SBR Acquisition Corp., an indirect subsidiary of MidOcean SBR Holdings, LLC (“Holdings”), an affiliate of MidOcean Partners III, L.P., and certain of its affiliates (“MidOcean”) merged with and into the Company (the “Merger”) in exchange for consideration of $450 million in cash, subject to certain adjustments. As a result of the Merger, the Company is now an indirect wholly owned subsidiary of Holdings.

Second Quarter Financial Results

Revenues were $82.6 million for the quarter ended July 1, 2007 as compared to $74.3 million for the quarter ended July 16, 2006. The second quarter of 2007 consisted of thirteen weeks as compared to the second quarter of 2006 which consisted of twelve weeks. The one week difference generated revenues of approximately $6.3 million. Revenues related to our real estate operations, which were transferred to certain of our former shareholders in January 2007, were $.5 million for the second quarter 2006. After adjusting for these items, our revenues increased, driven by same-store sales growth of 3.0% in our company-owned stores, 4.6% in our domestic franchise stores and 3.7% in our international franchise stores.

EBITDA, as calculated in accordance with the terms of the Company’s bank credit agreement, was $10.8 million for the second quarter ended July 1, 2007 as compared to $10.0 million for the second quarter ended July 16, 2006. The one week difference generated EBITDA of approximately $1.3 million. The decline in EBITDA resulted from an increased cost of products, in particular in the cost of cheese, of approximately $0.7 million in the period which offset improved profitability generated by increased sales.

As discussed in Exhibit A, EBITDA is a non-GAAP measure that management believes is an important metric for us to report to our investors concerning our ability to meet future debt obligations and to comply with certain covenants in our borrowing agreements which are tied to this metric. Exhibit A includes a reconciliation of EBITDA to its most comparable measure under U.S. Generally Accepted Accounting Principles (“GAAP”), which is net loss.

Year to Date Financial Results

The Company has reported operating results and its financial position for all periods presented as of and prior to January 30, 2007 as those of the Predecessor Company and for all periods from and after January 31, 2007 as those of the Successor Company. The Company’s operating results for the six months ended July 1, 2007 are presented as the combined results of the Predecessor and Successor companies. The presentations of “Combined” results is not consistent with the requirements of U.S. Generally Accepted Accounting Principles; however, the Company’s management believes that it is a meaningful way to present the results of operations for the six months ended July 1, 2007.

Combined revenues were $163.1 million for the six months ended July 1, 2007 as compared to $173.4 million for the six months ended July 16, 2006. The combined six months of 2007 consisted of twenty six weeks as compared to the six months of 2006 which consisted of twenty eight weeks. The two additional weeks in 2006 generated revenues of approximately $12.7 million. Revenues related to our real estate operations, which were transferred to certain of our former shareholders in January 2007, were $.3 million for 2007 and $1.4 million for 2006. After adjusting for these items, our revenues increased, driven by same-store sales growth of 2.9% in our company-owned stores, 4.5% in our domestic franchise stores and 5.3% in our international franchise stores.

Combined EBITDA for the six months of 2007, as calculated in accordance with the terms of the Company’s bank credit agreement, was $20.7 million as compared to $22.6 million for the six months ended July 16, 2006. The two additional weeks in 2006 produced EBITDA of approximately $1.7 million. Our EBITDA was essentially flat as cost of product, in particular the cost of cheese, increased by $.8 million which offset improved profitability generated by increased sales.

Our last twelve months EBITDA as calculated in accordance with the Company’s Bank Credit Agreement was $60.0 million.

Peter Beaudrault, Chairman of the Board, President and CEO of Sbarro commented, “We are pleased with the continuing growth in same store sales in both our company owned QSR stores and in our franchised stores. In addition, our company owned new store openings are ahead of our expectations while our franchise store openings continue to make progress. Our international pipeline of new stores now exceeds 1,000.” Mr. Beaudrault further commented, “Our EBITDA for the first half was essentially flat as we absorbed approximately $.8 million in additional costs related to cheese which offset improved profitability generated by increased sales.”

MidOcean Partners’ Acquisition of Sbarro

On January 31, 2007, MidOcean SBR Acquisition Corp., an indirect subsidiary of MidOcean SBR Holdings, LLC (“Holdings”), an affiliate of MidOcean Partners III, L.P., and certain of its affiliates (“MidOcean”) merged with and into the Company (the “Merger”) in exchange for consideration of $450 million in cash, subject to certain adjustments. As a result of the Merger, the Company is now an indirect wholly owned subsidiary of Holdings.

In addition, the former shareholders received a distribution of the cash on hand in excess of (i) $11 million, plus (ii) all amounts required to be paid in connection with the special event bonuses.

In connection with the Merger, the Company transferred interests in certain non-core assets to a newly formed company owned by certain of our former shareholders. There was no additional consideration given for the transfer of these assets as they were treated as a dividend. The assets and related costs that we transferred (the “Withdrawn Assets”) were:

•

the interests in 401 Broadhollow Realty Corp. and 401 Broadhollow Fitness Center Corp., which own the corporate headquarters of the Company, the fitness center and the assets of the Sbarro Café located at the corporate headquarters;

•	a parcel of undeveloped real property located in East Northport, New York;

•	the interests in Boulder Creek Ventures LLC and Boulder Creek Holdings, LLC, which own a 40% interest in a joint venture that operates 15 steakhouses under “Boulder Creek” and other names; and

•	the interest in Two Mex-SS, LLC, which owns a 50% interest in a joint venture that operates two tex-mex restaurants under the “Baja Grill” name.

About the Company

Based in Melville, New York, we believe we are the world’s leading Italian quick service restaurant concept and the largest shopping mall-focused restaurant concept in the world. We have approximately 997 restaurants in 39 countries. Sbarro restaurants feature a menu of popular Italian food, including pizza, a selection of pasta dishes and other hot and cold Italian entrees, salads, sandwiches, drinks and desserts. Additional information is available at http://www.sbarro.com/.

Forward-Looking Statement Disclosure

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will,” or “intend” and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Sbarro and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include: (1) general economic, inflation, national security, weather and business conditions; (2) the availability of suitable restaurant sites in appropriate regional shopping malls and other locations on reasonable rental terms; (3) changes in consumer tastes; (4) changes in population and traffic patterns, including the effects that military action and terrorism or other events may have on the willingness of consumers to frequent malls, airports or downtown areas which are the predominant areas in which our restaurants are located; (5) our ability to continue to attract franchisees; (6) the success of our present, and any future, joint ventures and other expansion opportunities; (7) the availability of food (particularly cheese and tomatoes), beverage and paper products at current prices; (8) our ability to pass along cost increases to our customers; (9) increases in the Federal minimum wage; (10) the continuity of services of members of our senior management team; (11) our ability to attract and retain competent restaurant and executive managerial personnel; (12) competition; (13) the level of, and our ability to comply with, government regulations; (14) our ability to generate sufficient cash flow to make interest payments and principal under our senior notes and line of credit; (15) our ability to comply with covenants contained in the indenture under which the senior notes are issued and the effects which the restrictions imposed by those covenants may have on our ability to operate our business; (16) our ability to repurchase our senior notes to the extent required in the event we make certain asset sales or experience a change of control; and (17) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

[Financial schedules to follow]

# # #

Contact:

Anthony J. Puglisi

Vice President – Finance

and Chief Financial Officer

(631) 715-4100

SBARRO, INC. AND SUBSIDIARIES

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the thirteen weeks ended July 1, 2007	For the twelve weeks ended July 16, 2006
	SUCCESSOR	PREDECESSOR
	(In thousands)
Revenues:
Restaurant sales	$78,959	$70,822
Franchise related income	3,642	2,961
Real estate	—	510

Total revenues	82,601	74,293

Costs and expenses:
Cost of food and paper products	15,916	13,685
Payroll and other employee benefits	22,118	19,656
Other operating costs	29,605	26,293
Other (income) expense	(706)	(1,368)
Depreciation and amortization	4,622	3,534
General and administrative	6,838	6,932
Asset impairment, restaurant closings/remodels	126	160

Total costs and expenses	78,519	68,892

Operating income	4,082	5,401

Other (expense) income:
Interest expense	(8,059)	(7,094)
Interest income	72	634
Equity in net income of unconsolidated affiliates	—	101

Net other expense	(7,987)	(6,359)

Loss before income taxes	(3,905)	(958)

Income taxes (benefit)	(1,542)	300

Net loss	$(2,363)	$(1,258)

SBARRO, INC. AND SUBSIDIARIES

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	GAAP		“Combined” Twenty six weeks ended July 1, 2007 *	GAAP
	For the period January 31 through July 1, 2007	For the period January 1 through January 30, 2007		Twenty eight weeks ended July 16, 2006
	SUCCESSOR	PREDECESSOR		PREDECESSOR
	(In thousands)
Revenues:
Restaurant sales	$132,051	$23,594	$155,645	$164,603
Franchise related income	6,119	993	7,112	7,399
Real estate	—	323	323	1,384

Total revenues	138,170	24,910	163,080	173,386

Costs and expenses:
Cost of food and paper products	26,613	4,308	30,921	31,864
Payroll and other employee benefits	37,091	6,762	43,853	45,690
Other operating costs	48,604	8,839	57,443	60,593
Other (income) expense	(1,131)	(497)	(1,628)	(2,489)
Depreciation and amortization	7,538	1,272	8,810	8,572
General and administrative	11,261	2,843	14,104	16,508
Special event bonuses	—	31,395	31,395	—
Asset impairment and restaurant closings/remodels	209	74	283	313

Total costs and expenses	130,185	54,996	185,181	161,051

Operating income (loss)	7,985	(30,086)	(22,101)	12,335

Other (expense) income:
Interest expense	(13,363)	(2,570)	(15,933)	(16,775)
Interest income	404	108	512	1,270
Equity in net income (loss) of unconsolidated affiliates	—	12	12	151

Net other expense	(12,959)	(2,450)	(15,409)	(15,354)

Loss before income taxes	(4,974)	(32,536)	(37,510)	(3,019)

Income tax expense (benefit)	(1,982)	44	(1,938)	714

Net loss	$(2,992)	$(32,580)	$(35,572)	$(3,733)

*	The combined results of the successor and predecessor for the periods in 2007 do not comply with generally accepted accounting principles; however, we believe these results provide useful information to assess the relative performance of the businesses in all periods presented in the financial statements on an ongoing basis.

Exhibit A

Sbarro, Inc.

EBITDA Reconciliation

Year to Date and Quarters Ended July 1, 2007 and July 16, 2006

(unaudited)

EBITDA represents earnings before interest income, interest expense, taxes, depreciation and amortization. EBITDA should not be considered in isolation from, or as a substitute for, net income, cash flow from operations or other cash flow statement data prepared in accordance with United States generally accepted accounting principles (“GAAP”) or as a measure of a company’s profitability or liquidity. Rather, we believe that EBITDA provides relevant and useful information for analysts and investors in our 10.375% Notes in that EBITDA is one of the factors in the calculation of our compliance with the ratios in the indenture under which our 10.375% Notes are issued. Our calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since all companies do not calculate this non-GAAP measure in the same manner. Our EBITDA calculations are not intended to represent cash provided by (used in) operating activities since they do not include interest and taxes and changes in operating assets and liabilities, nor are they intended to represent a net increase in cash since they do not include cash provided by (used in) investing and financing activities.

The following table reconciles the Predecessor, Successor and Combined net loss for the following periods in 2007 and 2006, respectively, to EBITDA as defined in the Company’s Credit Agreement for the same periods. We believe that net loss is the most directly comparable GAAP financial measure to EBITDA. All amounts below are in thousands.

	For The Period January 31 - July 1, 2007	For The Period January 1 - January 30, 2007	Combined Twenty Six Weeks Ended July 1, 2007	Twenty Eight Weeks Ended July 16, 2006 (5)
	(Successor)	(Predecessor)
Net Loss	$(2,992)	$(32,580)	$(35,572)	$(3,733)
Interest Expense	13,363	2,570	15,933	16,775
Interest Income	(404)	(108)	(512)	(1,270)
Income Tax Expense (Benefit)	(1,982)	44	(1,938)	714
Depreciation and Amortization	7,538	1,272	8,810	8,572

EBITDA	15,523	(28,802)	(13,279)	21,058

Special event bonuses (1)	—	31,395	31,395	—
EBITDA relating to withdrawn assets or eliminated expenses (2)	826	183	1,009	1,085
EBITDA relating to purchase accounting (3)	616	(96)	520	—
Management fee	417	—	417	—
Asset impairment, restaurant closings and store pre-opening costs (4)	505	96	601	494

EBITDA in accordance with the bank credit agreement (5)	$17,887	$2,776	$20,663	$22,637

Exhibit A

	Thirteen Weeks Ended July 1, 2007	Twelve Weeks Ended July 16, 2006(5)
Net Loss	$(2,363)	$(1,258)
Interest Expense	8,059	7,094
Interest Income	(72)	(634)
Income Tax Expense (Benefit)	(1,542)	300
Depreciation and Amortization	4,622	3,534

EBITDA	8,704	9,036

EBITDA relating to withdrawn assets or eliminated expenses (2)	1,056	647
EBITDA relating to purchase accounting (3)	377	—
Management fee	250	—
Asset impairment, restaurant closings and store pre-opening costs (4)	393	267

EBITDA in accordance with the bank credit agreement (5)	$10,780	$9,950

(1)	Adjustment to exclude the payment of the special event bonuses and the reversal of an accrual for a long-term incentive award, all in connection with the Merger.
(2)	“Eliminated expenses” refers to certain costs and expenses related to our former shareholders including salaries, bonuses, benefits, payroll taxes and travel and entertainment.
(3)	Adjustment to exclude EBITDA relating to purchase accounting including occupancy adjustments related to the fair value of our leases.
(4)	Year to date adjustment to exclude asset impairment charges and restaurant closing costs in 2007 of $282 thousand and pre-opening costs of $319 thousand. For the second quarter, adjustment to exclude asset impairment charges and restaurant closing costs in 2007 second of $125 thousand and pre-opening costs of $268 thousand.
(5)	Year to date, the additional two weeks of operations in 2006 produced approximately $1.7 million in EBITDA. For the quarter, the additional week in 2007 produced approximately $1.3 million in EBITDA.